UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 4, 2008
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) and (d). On December 4, 2008, the Board of Directors, referred to as the Board, of Reynolds American Inc., referred to as RAI, accepted the resignation of Antonio Monteiro de Castro, who has served as a Class II Director on RAI’s Board since July 2004, as a designee of Brown & Williamson Holdings, Inc., referred to as B&W, a subsidiary of British American Tobacco p.l.c., referred to as BAT. In addition, on December 4, 2008, RAI’s Board elected Nicandro Durante to serve on RAI’s Board as a Class II Director. A copy of the press release announcing the foregoing Board resignation and election is attached to this Report as Exhibit 99.1.
     Under the terms of a July 30, 2004 governance agreement, as amended, among RAI, B&W and BAT, B&W has the right, based on its current ownership of approximately 42% of RAI common stock, to designate five people for nomination to RAI’s Board; after the December 4, 2008 election of Mr. Durante as a Director, RAI’s Board is comprised of 13 Directors. In addition to Mr. Durante, the other current RAI Directors who have been designated by B&W as such pursuant to the foregoing governance agreement are: Betsy S. Atkins (a Class I Director), H.G.L. (Hugo) Powell (a Class II Director), and Martin D. Feinstein and Neil R. Withington (each a Class III Director). Each class of RAI Directors serves a staggered three-year term, with the term of the Class I, Class II and Class III Directors ending generally on the date of the RAI annual shareholders’ meeting held in 2011, 2009 and 2010, respectively.
     In consideration for the RAI Board service of Mr. Durante, who is a full-time employee of BAT, RAI will pay BAT the amount of $237,500 per year; that amount is in lieu of any other compensation (other than the reimbursement of certain expenses) to which Mr. Durante otherwise would be entitled in his capacity as a member of RAI’s Board. Mr. Durante has entered into an indemnification agreement with RAI, the same indemnification agreement which RAI offers to all of its executive officers and directors. Such indemnification agreement was filed as Exhibit 10.1 to RAI’s Form 8-K dated February 1, 2005, and is incorporated by reference herein.
     (e). On December 4, 2008, RAI’s Board, based upon a recommendation from its Compensation and Leadership Development Committee, approved certain amendments to RAI’s Executive Severance Plan, referred to as the ESP. Such amendments consist of (1) modifications to benefits for notifications of termination after December 31, 2009, including the form of payouts, elimination of service accruals during the severance period, elimination of 401(k) make-whole payments, reduction of the medical coverage make-whole period and cessation of all other benefits at termination, (2) addition of a claw-back provision for breaches of non-competition, non-disclosure or similar obligations, (3) clarification of the change of control definition, (4) addition of an employer right to cure in the event of an alleged “good reason” termination and (5) certain other non-material changes. A copy of the amended and restated ESP is attached to this Report as Exhibit 10.1.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 4, 2008, RAI’s Board approved certain amendments to the Bylaws of RAI. Such amendments consist of (1) clarification of the advance notice provisions for shareholder proposals and nominations for persons for election to the Board, (2) additions to the disclosure required in a shareholder’s notice to submit business to an annual meeting, including the disclosure of: any shareholder related person, as such term is defined in RAI’s Bylaws; shares beneficially owned by any such shareholder related person; any derivative securities, hedging or swap arrangements, proxy rights to vote, short interests, dividend rights, performance-related fees or arrangements giving notice to the shareholder related person relating to RAI; whether the shareholder or shareholder related person intends to deliver a proxy statement to the percentage of shareholders required to approve the proposal; and any other material interest of the shareholder related person and (3) certain other non-material changes. A copy of RAI’s amended and restated Bylaws is attached to this Report as Exhibit 3.1.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following are filed as Exhibits to this Report.

Number	Exhibit

3.1	Amended and Restated Bylaws of Reynolds American Inc., dated December 4, 2008.

10.1	Reynolds American Inc. Executive Severance Plan, as amended and restated effective January 1, 2009.

99.1	Press Release of Reynolds American Inc., dated December 4, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III Title: Senior Vice President, Deputy General Counsel and Secretary

Date: December 10, 2008

INDEX TO EXHIBITS

Number	Exhibit

3.1	Amended and Restated Bylaws of Reynolds American Inc., dated December 4, 2008.

10.1	Reynolds American Inc., Executive Severance Plan, as amended and restated effective January 1, 2009.

99.1	Press Release of Reynolds American Inc., dated December 4, 2008.